UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 22, 2005

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

New credit facility.  We entered into an Amended and Restated Credit and Guaranty Agreement, dated as of December 16, 2005, among us, certain of our subsidiaries, as guarantors, and the lenders that are parties thereto from time to time (the “Restated Credit Agreement”).  The Restated Credit Agreement amended and restated our Credit and Guaranty Agreement, dated as of October 26, 2004 (the “Original Credit Agreement”) among other things, to:

•                  Extend the maturity date from October 26, 2007 to December 16, 2008;

•                  Amend the leverage ratio;

•                  Permit us and the guarantors to sell domestic receivables pursuant to factoring or similar arrangements if certain conditions are met; and

•                  Revise the collateral release provisions.

If at any time the aggregate face amount of domestic receivables sold by us and the guarantors together with any outstanding amounts exceeds certain thresholds set forth in the Restated Credit Agreement, the revolving credit commitments for purposes of making loans and issuing letters of credit will be $0.  The Restated Credit Agreement provides for the release of the security interests in our and the guarantors’ accounts receivable at such time as specified conditions are met, including that we have paid at least 85% of the original principal amount of our 10.375% Senior Secured Notes due 2010, the liens granted there under have been released and our credit ratings meet specified thresholds.  The Restated Credit Agreement provides for the collateral (other than stock pledges and other collateral we request not to be released) to be released at such time as specified conditions are met, including that we have paid at least 85% of the principal amount of the SCI Systems 3% Convertible Subordinated Notes due 2007 and our credit ratings meet specified thresholds.  If following the release of any portion of the collateral pursuant to the provisions of the credit agreement described above, our credit ratings fall below specified thresholds, then we are required to take such actions as are necessary to grant and perfect a security interest in the assets and properties that would at that time comprise the collateral if the relevant collateral documents were still in effect.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit and Guaranty Agreement, dated as of December 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: December 22, 2005	By:	/S/ DAVID L. WHITE
David L. White
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit and Guaranty Agreement, dated as of December 16, 2005.